EXHIBIT 99.1

AntriaBio Announces First Patient Dosed in Phase 1 Clinical Study of AB101

LOUISVILLE, CO – (Marketwired) – July 25, 2017 – AntriaBio, Inc. (“AntriaBio or the “Company”) (OTCQB: ANTB), a biopharmaceutical company specializing in the development of innovative drug therapies to improve the lives of patients with diabetes and metabolic diseases, announced today the dosing of the first patient in a Phase 1 first-in-human clinical trial of its lead product candidate, AB101.

“The successful filing of the IND followed by initiation of the first-in-human clinical trial for AB101, are significant milestones for our company, as these events validate our robust preclinical results and bring us to the doorstep of being able to demonstrate clinical proof-of-concept for AB101 as a once weekly insulin,” stated Brian Roberts, M.D., Vice President of Clinical Development at AntriaBio. “Based on animal data, AB101 has the potential to improve overall glycemic control in patients with diabetes, while offering a more convenient injection regimen compared to currently available basal insulins.  The availability of such a therapy could optimize insulin initiation and adherence, and provide an important treatment option for patients and providers, at a time when diabetes continues to increase to historic proportions.”

The Phase 1 clinical trial is a first-in-human single ascending dose study to assess the safety and tolerability, pharmacokinetics and pharmacodynamics of AB101 in patients with type 1 diabetes mellitus.

The first study part will be sequential cohort dose ranging of AB101, while an optional second study part will compare one or more tested doses of AB101 from part 1 to active comparator Lantus® (insulin glargine).  In addition to safety and pharmacokinetic assessments, the time-action pharmacology of AB101 (onset, peak, and end of action) will be evaluated using several measures of glycemic response, including the hyperinsulinemic euglycemic clamp technique, continuous glucose monitoring, and background insulin use.

Following the completion of the first part of the study, the Company expects to review data and announce high-level results as early as Q4, 2017.

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company specializing in the development of innovative drug therapies to improve the lives of patients with diabetes and metabolic diseases. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a >$10 billion market where the current standard of care is a once-daily basal insulin injection. For more information visit: www.antriabio.com.

Forward-Looking Statements
 This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:

investor-relations@antriabio.com

Source: AntriaBio Inc.